UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

NATIONAL MENTOR HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 790-4800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2011, the Company amended and restated The MENTOR Network Incentive Compensation Plan, effective October 1, 2011. The amended and restated plan applies to fiscal years beginning with fiscal 2012. The threshold, target and maximum levels of achievement and corresponding payout opportunities for the executive officers were left unchanged, but the methodology for paying these officers was changed as follows. First, the weighting between adjusted EBITDA and revenue has changed. In fiscal 2011 as in prior years, adjusted EBITDA was weighted 75 percent and revenue was weighted 25 percent. For fiscal 2012, adjusted EBITDA will be weighted 50 percent, and revenue will be weighted 50 percent. The Compensation Committee will determine this weighting each year. Second, for the Operating Group Presidents, the Company’s consolidated adjusted EBITDA and revenue results will be weighted 25 percent, and operating group adjusted EBITDA and revenue will be weighted 75 percent. The other executive officers’ potential payouts will continue to be based on the Company’s consolidated adjusted EBITDA and revenue results. Third, potential incentive compensation will be calculated based upon relevant financial performance, and up to 50 percent may be forfeited based on the results of a scorecard containing up to five metrics.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	The MENTOR Network Human Services and Corporate Management Incentive Compensation Plan	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

Date: November 3, 2011

/s/ Denis M. Holler
Name: Denis M. Holler
Title: Chief Financial Officer and Treasurer

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